

                                                                                                          EXHIBIT 12.8
                                                                                                                Page 1




                                                    PENNSYLVANIA ELECTRIC COMPANY

                                           CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES


                                                                     Year Ended December 31,
                                                        ------------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,     Dec. 31,
                                                          1997        1998         1999         2000          2001         2001
                                                           ----        ----        ----         ----          ----         ----
                                                                                        (Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:                                                                                |
   Income before extraordinary items..................  $ 95,023    $ 58,590      $152,491    $ 39,250      $23,718   |   $10,795
   Interest and other charges, before reduction                                                                       |
     for amounts capitalized..........................    66,651      65,114        45,149      48,544       40,998   |     7,052
   Provision for income taxes.........................    71,299      42,537        54,383      29,754       19,402   |     8,231
   Interest element of rentals charged to                                                                             |
     income (a).......................................     4,236       4,970         4,306       3,020          891   |       311
                                                        --------    --------      --------    --------      -------   |   -------
       Earnings as defined............................  $237,209    $171,211      $256,329    $120,568      $85,009   |   $26,389
                                                        ========    ========      ========    ========      =======   |   =======
                                                                                                                      |
FIXED CHARGES AS DEFINED IN REGULATION S-K:                                                                           |
   Interest on long-term debt.........................  $ 49,125    $ 47,729      $ 31,837    $ 29,964      $28,751   |   $ 3,972
   Other interest expense.............................     8,338       8,197         4,359      11,546        6,008   |     1,979
   Subsidiary's preferred stock dividend                                                                              |
     requirements.....................................     9,188       9,188         8,953       7,034        6,239   |     1,101
   Interest element of rentals charged to                                                                             |
     income (a).......................................     4,236       4,970         4,306       3,020          891   |       311
                                                        --------    --------      --------    --------      -------   |   -------
     Fixed charges as defined.........................  $ 70,887    $ 70,084      $ 49,455    $ 51,564      $41,889   |   $ 7,363
                                                        ========    ========      ========    ========      =======   |   =======
                                                                                                                      |
CONSOLIDATED RATIO OF EARNINGS TO FIXED                                                                               |
   CHARGES............................................      3.35        2.44          5.18        2.34         2.03   |      3.58
                                                            ====        ====          ====        ====         ====   |      ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.



                                                                                                          EXHIBIT 12.8
                                                                                                                Page 2


                                                    PENNSYLVANIA ELECTRIC COMPANY

                                        CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES PLUS
                                    PREFERRED STOCK DIVIDEND REQUIREMENTS (PRE-INCOME TAX BASIS)


                                                                   Year Ended December 31,
                                                      ------------------------------------------------
                                                                                                              Jan 1-      Nov. 7-
                                                                                                              Nov. 6,     Dec. 31,
                                                          1997        1998         1999         2000          2001         2001
                                                          ----        ----         ----         ----          ----         ----
                                                                                        (Dollars in Thousands)
                                                                                                                       |
EARNINGS AS DEFINED IN REGULATION S-K:                                                                                 |
   Income before extraordinary items..................  $ 95,023    $ 58,590      $152,491    $ 39,250       $23,718   |  $10,795
   Interest and other charges, before                                                                                  |
     reduction for amounts capitalized................    66,651      65,114        45,149      48,544        40,998   |    7,052
   Provision for income taxes.........................    71,299      42,537        54,383      29,754        19,402   |    8,231
   Interest element of rentals charged to                                                                              |
     income (a).......................................     4,236       4,970         4,306       3,020           891   |      311
                                                        --------    --------      --------    --------       -------   |  -------
     Earnings as defined..............................  $237,209    $171,211      $256,329    $120,568       $85,009   |  $26,389
                                                        ========    ========      ========    ========       =======   |  =======
                                                                                                                       |
FIXED CHARGES AS DEFINED IN REGULATION S-K PLUS                                                                        |
   PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                               |
     (PRE-INCOME TAX BASIS):                                                                                           |
   Interest on long-term debt.........................  $ 49,125    $ 47,729      $ 31,837    $ 29,964       $28,751   |  $ 3,972
   Other interest expense.............................     8,338       8,197         4,359      11,546         6,008   |    1,979
   Preferred stock dividend requirements..............     9,853       9,883         9,107       7,034         6,239   |    1,101
   Adjustments to preferred stock dividends to                                                                         |
     state on a pre-income tax basis..................       499         505            55          --            --   |       --
   Interest element of rentals charged to                                                                              |
     income (a).......................................     4,236       4,970         4,306       3,020           891   |      311
                                                        --------    --------      --------    --------       -------   |  -------
     Fixed charges as defined plus preferred stock                                                                     |
       dividend requirements (pre-income tax basis)...  $ 72,051    $ 71,284      $ 49,664    $ 51,564       $41,889   |  $ 7,363
                                                        ========    ========      ========    ========       =======   |  =======
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES                                                                        |
   PLUS PREFERRED STOCK DIVIDEND REQUIREMENTS                                                                          |
     (PRE-INCOME TAX BASIS) ..........................      3.29        2.40          5.16        2.34          2.03   |     3.58
                                                            ====        ====          ====        ====          ====   |     ====



-------------------------

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined.
